UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025

MidCap Apollo Institutional Private Lending

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56645	93-4353274
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

9 West 57th Street
New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 515-3450

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Chief Financial Officer and Treasurer Retirement and Appointment

On June 11, 2025, Gregory Hunt, Chief Financial Officer and Treasurer of MidCap Apollo Institutional Private Lending (the “Company”), notified the Board of Trustees of the Company (the “Board”) of his intention to step down, effective as of the close of business on June 30, 2025. Mr. Hunt is expected to be retained by the Company as a consultant to assist with the transition of his responsibilities through the close of business on December 31, 2025, unless extended by mutual agreement of the Company and Mr. Hunt. The Company and the Board are grateful to Mr. Hunt for his service and look forward to his continued contributions through the term of his consultant arrangement.

Mr. Hunt’s decision to step down is not the result of any disagreement with the Company, its adviser or their affiliates regarding their operations, policies, practices or otherwise.

On June 11, 2025, the Board appointed Kenneth Seifert as Chief Financial Officer and Treasurer of the Company, effective as of the close of business on June 30, 2025.

Mr. Seifert (i) was not appointed as the Company’s Chief Financial Officer and Treasurer pursuant to any arrangement or understanding with any other person; (ii) does not have a family relationship with any of the Company’s trustees or other executive officers; (iii) has not engaged, since the beginning of the Company’s last fiscal year, nor proposes to engage, in any transaction in which the Company was or is a participant; and (iv) has not entered into, nor expects to enter into, any material plan, contract, arrangement, grant or award in connection with his appointment as the Company’s Chief Financial Officer and Treasurer.

Mr. Seifert, 47, serves as the Chief Financial Officer and Treasurer of Apollo Diversified Credit Fund and Apollo Diversified Real Estate Fund since 2022. Mr. Seifert previously served as Chief Financial Officer and Treasurer of Apollo S3 Private Markets Fund from 2023 to 2024, Apollo Senior Floating Rate Fund Inc. from 2021 to 2024 and Apollo Tactical Income Fund Inc. from 2021 to 2024. He joined Apollo in June 2015 and has worked in Apollo’s Controllers group throughout his tenure. Prior to that time, Mr. Seifert was a Senior Manager at KPMG where he was an Auditor in the Alternative Investment practice, and before that, Mr. Seifert was a Senior Manager at Rothstein Kass where he was an Auditor in the Financial Services practice. In his positions, Mr. Seifert has specialized in alternative investments including Hedge, Private Equity, Fund of Funds, and Regulated Investment Companies. Mr. Seifert graduated from the Pennsylvania State University with a BS in Accounting and a minor in Business Law.

Trustee Resignation

On June 11, 2025, Howard Widra notified the Board of his intention to retire from his role at Apollo Global Management Inc. (“Apollo”), to pursue other opportunities, effective on or about the close of business on December 31, 2026. In connection with Mr. Widra’s retirement from Apollo, Mr. Widra informed the Board of his intention to resign as trustee and Chairman of the Board, effective on or about the close of business on December 31, 2026. The Company has initiated a search to identify his successor.

Mr. Widra’s decision to resign is not the result of any disagreement with the Company, its adviser or their affiliates regarding their operations, policies, practices or otherwise.

The Company and the Board are grateful to Mr. Widra for his service and look forward to his continued contributions through the remainder of his tenure on the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDCAP APOLLO INSTITUTIONAL PRIVATE LENDING

Date: June 13, 2025

	By:	/s/ Kristin M. Hester
	Name:	Kristin M. Hester
	Title:	Chief Legal Officer, Secretary and Vice President